Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1:

–of our report dated May 26, 2026, relating to the financial statements of Quantinuum Inc., and
–of our report dated March 30, 2026, relating to the financial statements of Quantinuum,

appearing in the Registration Statement No. 333-295701 on Form S-1 of Quantinuum Inc

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
June 3, 2026